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                                                                 Exhibit (h)(30)

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 2nd day of July, 2009, by and among Janus Adviser Series, a Delaware statutory trust (the "JAD Trust"), on behalf of Janus Adviser funds listed on Exhibit 1 attached hereto, each a series of the JAD Trust (each a "Predecessor Fund" and collectively, the "Predecessor Funds"), Janus Investment Fund (the "JIF Trust"), a Massachusetts business trust, on behalf of the funds listed on Exhibit 1 attached hereto, each a series of the JIF Trust (each a "Successor Fund" and collectively, the "Successor Funds"), and Janus Capital Management LLC, a Delaware limited liability company ("JCM").

All references in this Agreement to action taken by a Predecessor Fund or a Successor Fund shall be deemed to refer to action taken by the JIF Trust or JAD Trust on behalf of the respective portfolio series.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). Each reorganization (each a "Reorganization") will consist of the transfer by each Predecessor Fund of all or substantially all of its assets to the corresponding Successor Fund, in exchange solely for Class A, Class C, Class I, Class R and Class S voting shares of beneficial interest in the Successor Fund (the "Successor Fund Shares"), as applicable, having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Predecessor Fund, the assumption by the Successor Fund of all the liabilities of the Predecessor Fund, and the distribution of the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, to the shareholders of the Predecessor Fund in complete liquidation of the Predecessor Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Board of Trustees of each of the JAD Trust and the JIF Trust has determined that it is in the best interest of each Predecessor Fund and each Successor Fund, respectively, that the assets of the Predecessor Fund be acquired by the Successor Fund pursuant to this Agreement and in accordance with the applicable statutes of the Commonwealth of Massachusetts and the State of Delaware, and that the interests of existing shareholders will not be diluted as a result of this transaction; and

WHEREAS, concurrently herewith, the Board of Trustees of each of the JAD Trust and the JIF Trust are entering into separate Plan(s) of Reorganization which contemplate the reorganization of certain series of the JAD Trust into existing series of the JIF Trust (each a "Preexisting Fund Reorganization").

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

1.1 Subject to the terms and conditions herein set forth, the JAD Trust shall
(i) transfer all or substantially all of the assets of each Predecessor Fund, as set forth in paragraph 1.2, to the corresponding Successor Fund, (ii) the JIF Trust shall cause each Successor Fund to deliver to the JAD Trust full and fractional Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the corresponding Predecessor Fund as of the close of regular session trading on the New York Stock Exchange on the Closing Date, as set forth in paragraph 2.1 (the "Closing Date") and (iii) the JIF Trust shall cause each Successor Fund to assume all liabilities of the corresponding Predecessor Fund, as set forth in paragraph
1.2. Such transactions shall take place at the closing provided for in paragraph
2.1 (the "Closing").

1.2 The assets of each Predecessor Fund to be acquired by the Successor Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or


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interest receivable which are owned by the Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of the Predecessor Fund on the Closing Date. Each Successor Fund will assume all of the liabilities, expenses, costs, charges and reserves of the corresponding Predecessor Fund of any kind, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

1.3 Each Predecessor Fund will distribute pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the "Current Shareholders"), the Class A, Class C, Class I, Class R and Class S Successor Fund Shares received by the JAD Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, then credited to the accounts of the Predecessor Fund on the books of the Successor Fund to open accounts on the share records of the Successor Fund in the names of the Current Shareholders and representing the respective pro rata number of the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, due such shareholders. All issued and outstanding shares of the Predecessor Fund will simultaneously be canceled on the books of the JAD Trust. The Successor Fund shall not issue certificates representing the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, in connection with such exchange. Ownership of Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, will be shown on the books of the JIF Trust's transfer agent. As soon as practicable after the Closing, the JAD Trust shall take all steps necessary to effect a complete liquidation of each Predecessor Fund.

2. CLOSING AND CLOSING DATE

2.1 The Closing Date shall be July 2, 2009, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of JCM, 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place as the parties may agree.

2.2 The JAD Trust shall cause Janus Services LLC (the "Transfer Agent"), transfer agent of the Predecessor Funds, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, and percentage ownership of outstanding shares of each Predecessor Fund owned by each such shareholder immediately prior to the Closing. Each Successor Fund shall issue and deliver a confirmation evidencing the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, to be credited on the Closing Date to the Secretary of the JAD Trust or provide evidence satisfactory to the JAD Trust that such Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, have been credited to the accounts of the corresponding Predecessor Funds on the books of the Successor Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES

3.1 The JAD Trust, on behalf of the Predecessor Funds, hereby represents and warrants to the Successor Funds as follows:

     (i) the JAD Trust is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted;

     (ii) the JAD Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Predecessor Funds;

     (iii) the execution and delivery of this Agreement on behalf of the Predecessor Funds and the


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          consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the JAD Trust or the shareholders of the Predecessor Funds (other than as contemplated in paragraph 4.1(vi)) are necessary to authorize this Agreement and the transactions contemplated hereby;

     (iv) this Agreement has been duly executed by the JAD Trust on behalf of the Predecessor Funds and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

     (v) neither the execution and delivery of this Agreement by the JAD Trust on behalf of the Predecessor Funds, nor the consummation by the JAD Trust on behalf of the Predecessor Funds of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the JAD Trust's Amended and Restated Trust Instrument ("JAD Trust Instrument") or Bylaws of the JAD Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the JAD Trust is a party or by which the JAD Trust or any of its assets is subject or bound;

     (vi) the unaudited statement of assets and liabilities of each Predecessor Fund as of the Closing Date, determined in accordance with generally accepted accounting principles consistently applied from the prior audited period, accurately reflects all liabilities of the Predecessor Fund as of the Closing Date;

     (vii) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 4.1(vi)) for the execution and delivery of this Agreement by the JAD Trust on behalf of the Predecessor Funds or the consummation of any transactions contemplated hereby by the JAD Trust, other than as shall be obtained at or prior to the Closing;

     (viii) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Predecessor Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof; and

     (ix) For each taxable year of its operation (including the taxable year which includes the Closing Date), each Predecessor Fund has met (or will meet) the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date.

3.2 The JIF Trust, on behalf of the Successor Funds, hereby represents and warrants to the Predecessor Funds as follows:

     (i) the JIF Trust is duly organized and existing under its Amended and Restated Agreement and Declaration of Trust (the "JIF Declaration of Trust") and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust";

     (ii) the JIF Trust has full power and authority to execute, deliver and carry out the terms of


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          this Agreement on behalf of the Successor Funds;

     (iii) the execution and delivery of this Agreement on behalf of the Successor Funds and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the JIF Trust or the shareholders of the Successor Funds are necessary to authorize this Agreement and the transactions contemplated hereby;

     (iv) this Agreement has been duly executed by the JIF Trust on behalf of the Successor Funds and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles;

     (v) neither the execution and delivery of this Agreement by the JIF Trust on behalf of the Successor Funds, nor the consummation by the JIF Trust on behalf of the Successor Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the JIF Declaration of Trust or the Amended and Restated Bylaws of the JIF Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the JIF Trust is a party or by which the JIF Trust or any of its assets is subject or bound;

     (vi) the net asset value per share of a Class A, Class C, Class I, Class R and Class S Successor Fund Share as of the close of regular session trading on the New York Stock Exchange on the Closing Date reflects all liabilities of the Successor Fund as of that time and date;

     (vii) no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the JIF Trust on behalf of the Successor Funds or the consummation of any transactions contemplated hereby by the JIF Trust, other than as shall be obtained at or prior to the Closing;

     (viii) The Successor Funds were formed for the purpose of effecting the Reorganization, and, prior to the Closing, will have not commenced operations or carried on any business activity, will have had no assets or liabilities and will have no issued or outstanding shares; and

     (ix) Each Successor Fund intends to meet the requirements of Subchapter M of the Code for qualification and treatment of such Successor Fund as a regulated investment company in the future, and from the date of this Agreement until the Closing Date, shall not take any action inconsistent with such efforts to qualify as a regulated investment company under the Code in the future.

4. CONDITIONS PRECEDENT

4.1 The obligations of the JAD Trust on behalf of each Predecessor Fund and each JIF Trust on behalf of the Successor Fund to effectuate a Reorganization shall be subject to the satisfaction of the following conditions with respect to such
Reorganization:

     (i) A registration statement on Form N-1A with respect to the Class A, Class C, Class I, Class R and Class S Successor Fund Shares, as applicable, shall have become effective, and no stop-order suspending the effectiveness of such registration statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Securities and Exchange Commission (the "Commission") (and not withdrawn or terminated);


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     (ii) The applicable Class A, Class C, Class I, Class R and Class S
          Successor Fund Shares, as applicable, shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

     (iii) All representations and warranties of the JAD Trust on behalf of the Predecessor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the JIF Trust on behalf of the Successor Fund shall have received a certificate of an officer of the JAD Trust acting on behalf of the Predecessor Fund to that effect in form and substance reasonably satisfactory to the JIF Trust on behalf of the Successor Fund;

     (iv) All representations and warranties of the JIF Trust on behalf of the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the JAD Trust on behalf of the Predecessor Fund shall have received a certificate of an officer of the JIF Trust acting on behalf of the Successor Fund to that effect in form and substance reasonably satisfactory to the JAD Trust on behalf of the Predecessor Fund;

     (v) The JIF Trust and the JAD Trust shall have received the opinion of Dechert LLP addressed to each of them substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of JCM, the JIF Trust and the JAD Trust. Notwithstanding anything herein to the contrary, neither the JIF Trust nor the JAD Trust may waive the condition set forth in this paragraph;

     (vi) Unless otherwise determined by the officers of the Predecessor Fund, the Predecessor Fund shall have declared and paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. New York Time on the Closing; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed; and

     (vii) The conditions precedent to (A) each of the Reorganizations and (B) each of the Preexisting Fund Reorganizations shall have been satisfied, unless the Boards of Trustees of the JAD Trust waives this condition and deems it to be in the best interests of the Predecessor Fund(s) that the Reorganization should proceed.

5. EXPENSES

All of the expenses and costs of the Reorganization and the transactions contemplated thereby shall be borne by JCM.

6. ENTIRE AGREEMENT

The JAD Trust agrees on behalf of the Predecessor Funds and the JIF Trust agrees on behalf of the Successor Funds that this Agreement constitutes the entire agreement between the parties.

7. TERMINATION

This Agreement, with respect to one or more Reorganizations, and the transactions contemplated hereby


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may be terminated and abandoned by resolution of the Board of Trustees of the
JIF Trust or the Board of Trustees of the JAD Trust, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board of Trustees of the JIF Trust or the Board of Trustees of the JAD Trust, make proceeding with the Agreement inadvisable.

8. AMENDMENTS

This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

9. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

10. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

10.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.2 This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

10.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.5 It is expressly agreed that the obligations of each of the JIF Trust and JAD Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of each trust personally, but shall bind only the trust property of the trusts, as provided in the JAD Trust Instrument and the JIF Declaration of Trust, respectively, of each trust. The execution and delivery by such officers of the Trusts shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Trust as provided in the JAD Trust Instrument and the JIF Declaration of Trust, respectively. The JAD Trust is a series company with multiple series and has entered into this Agreement on behalf of each Predecessor Fund. The JIF Trust is a series company with multiple series and has entered into this Agreement on behalf of each Successor Fund.

10.6 The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.


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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

ATTEST                                  JANUS ADVISER SERIES
                                        For and on behalf of the
                                        Predecessor Funds


Name:                                   By:
      -------------------------------       ------------------------------------
                                        Name: Stephanie Grauerholz-Lofton
                                        Title: Vice President,
                                               Chief Legal Counsel and Secretary


ATTEST                                  JANUS INVESTMENT FUND
                                        For and on behalf of the Successor Funds


Name:                                   By:
      -------------------------------       ------------------------------------
                                        Name: David R. Kowalski
                                        Title: Vice President and
                                               Chief Compliance Officer


ATTEST                                  JANUS CAPITAL MANAGEMENT LLC


Name:                                   By:
      -------------------------------       ------------------------------------
                                        Name: Heidi W. Hardin
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


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                                    EXHIBIT 1

PREDECESSOR FUNDS                                      SUCCESSOR FUNDS
Janus Adviser Forty Fund                               Janus Forty Fund
Janus Adviser Global Real Estate Fund                  Janus Global Real Estate Fund
Janus Adviser INTECH Risk-Managed Growth Fund          INTECH Risk-Managed Growth Fund
Janus Adviser INTECH Risk-Managed International Fund   INTECH Risk-Managed International Fund
Janus Adviser INTECH Risk-Managed Value Fund           INTECH Risk-Managed Value Fund
Janus Adviser International Equity Fund                Janus International Equity Fund
Janus Adviser International Forty Fund                 Janus International Forty Fund
Janus Adviser Long/Short Fund                          Janus Long/Short Fund
Janus Adviser Modular Portfolio Construction Fund      Janus Modular Portfolio Construction Fund
Janus Adviser Perkins Large Cap Value Fund             Perkins Large Cap Value Fund


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